Fund Name: Invesco Tax-Free Intermediate Fund                   SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:  8/31/2010
File number:        811-7890
Series No.:         1

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                  $      19,514
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class A2                         $ 1,554
        Class Y                          $ 2,287
        Institutional Class                 $ 90


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                           0.1523
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class A2                          0.1664
        Class Y                           0.1663
        Institutional Class               0.1679


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          123,862
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class A2                           9,318
        Class Y                           17,760
        Institutional Class                  494


74V.  1 Net asset value per share (to nearest cent)
        Class A                          $ 11.58
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class A2                         $ 11.59
        Class Y                          $ 11.58
        Institutional Class              $ 11.58

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IVZ Tax-Exempt Cash Fund                                         SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 8/31/2010
File number:       811-7890
Series No.:        3

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                  $             8
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class Y                            $ 3
         Investor Class                     $ 3

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                         0.0003
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class Y                         0.0003
         Investor Class                  0.0003

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                         32,846
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class Y                         11,703
         Investor Class                  10,695

74V.   1 Net asset value per share (to nearest cent)
         Class A                         $ 1.00
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class Y                         $ 1.00
         Investor Class                  $ 1.00

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IVZ High Income Municipal                                     SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 8/31/2010
File number:       811-7890
Series No.:        4

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                  $     11,136
        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                          $ 491
          Class C                        $ 3,814
          Class Y                        $ 1,895
          Institutional Class            $ 1,659


73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                         0.2214
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                         0.1931
          Class C                         0.1931
          Class Y                         0.2310
          Institutional Class             0.2310


74U.    1 Number of shares outstanding (000's Omitted)
          Class A                         51,072
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                          2,499
          Class C                         20,439
          Class Y                         11,260
          Institutional Class              7,320


74V.    1 Net asset value per share (to nearest cent)
          Class A                         $ 7.95
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                         $ 7.96
          Class C                         $ 7.96
          Class Y                         $ 7.96
          Institutional Class             $ 7.96

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